EXHIBIT 3(III)
                                     BYLAWS
                                       OF
                          MINN-DAK FARMERS COOPERATIVE

         We, the undersigned, together constituting and being all of the members, directors and incorporators of Minn-Dak Farmers Cooperative, a cooperative nonprofit corporation, do hereby adopt the following code of bylaws as and for the bylaws of said association.

                                    ARTICLE I
                                     PURPOSE

         The purposes for which this association is formed are set forth in the Third Article of the Articles of Incorporation of the Association.

                                   ARTICLE II
                                 CORPORATE SEAL

         The corporate seal shall consist of a circle, having within its circumference the words, "Minn-Dak Farmers Cooperative, August 30, 1972, North Dakota".

                                   ARTICLE III
                               MEETINGS OF MEMBERS

         Section 1. REGULAR MEETINGS. A regular annual meeting of the members shall be held at a place to be designated by the Board of Directors within 75 miles of Wahpeton, North Dakota, and Breckenridge, Minnesota, at 10:00 a.m. on a day to be designated by the Board of Directors, within five months after the end of the fiscal year, for the purpose of electing a board of directors and transacting such other business as may come before the meeting.

         Section 2. NOTICE OF REGULAR MEETINGS. Notice of each regular meeting of the members shall be given. Such notice must state the time and place of the meeting, and that the purposes thereof are the election of a board of directors and the transaction of such other business as may come before the meeting, and a copy thereof shall be


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mailed to each member of the association; such notices shall be deposited in the post office at Wahpeton, North Dakota, with postage prepaid, not less than ten nor more than 30 days prior to the time for holding such meeting. (Amended and reenacted December 4, 1989.)

         Section 3. SPECIAL MEETINGS. Except where otherwise prescribed by law or elsewhere in these bylaws, a special meeting of the members may be called at any time by the chairman, or by the board of directors, or by 20 percent of the members. (Amended and reenacted December 4, 1989.)

         Section 4. NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the members shall be given. Such notice must state the time and place of the meeting, and the business to be transacted at the meeting; a copy thereof shall be mailed to each member of the association; such notice shall be deposited in the post office at Wahpeton, North Dakota, with postage prepaid, at least five days prior to the time for holding such meeting.

         Section 5. QUORUM. Fifty members or 15 percent of the members, whichever is less, shall constitute a quorum at any meeting but the members present at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough members to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         Section 1. NUMBER. The corporate powers, business and property of the association shall be exercised, conducted and controlled by a board of directors of nine members.

         Section 2. ELECTION, QUALIFICATION AND TENURE. Three directors shall be elected annually at the regular meeting of the membership of the association, with the rotations of Districts 4, 5 and 7 - starting in 1993; Districts 1, 6 and 8 - starting in 1994; and Districts 2, 3 and 9 - starting in 1995. No person shall be eligible to become or remain a director of, or to hold any other position of trust in, the cooperative who is not at least 18 years of age or is in any way employed by or financially interested in a competing enterprise. No


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director shall serve more than five consecutive three-year terms. One director shall be elected from the members in each of the nine districts. The election of directors shall be by membership of the district. Directors shall be elected by secret ballot. No director shall be elected from a district without receiving a majority of the votes cast in that district. In the event no candidate receives a majority of the votes cast on the first ballot, runoff ballots will be conducted with the candidate receiving the fewest number of votes being dropped from the balloting. Successive runoff ballots will be conducted until one candidate receives a majority of the votes cast at which time the candidate will be declared elected. For the purpose of this section, a majority shall be defined a 50 percent plus one vote. District No. 1 shall consist of the following: The area served by the Tyler Piler; District No. 2 shall consist of the following: All the area in Richland County served by the Factory Piler; District No. 3 shall consist of the following: The area served by the Gorder Piler; District No. 4 shall consist of the following: All the area in Wilkin County served by the Factory Piler; District No. 5 shall consist of the following: The area served by the Hawes Piler; District No. 6 shall consist of the following: The area served by the Yaggie Piler; District No. 7 shall consist of the following: The area served by the Lehman Piler; District No. 8 shall consist of the following: The area served by the Lyngaas Piler; District No. 9 shall consist of the following: The area served by the Peet Piler. No member shall be eligible to become or remain a director who is not a grower of the district from which he is elected, and meets the qualifications of membership under these Bylaws of the Cooperative. Upon establishment of the fact that a nominee for director lacks eligibility under this section or as may be provided elsewhere in these bylaws, it shall be the duty of the chairman presiding at the meeting at which such nominee would otherwise be voted upon to disqualify such nominee. Upon the establishment of the fact that any person being considered for or already holding, a directorship or other position of trust in the cooperative lacks eligibility under this section, it shall be the duty of the board of directors to withhold such position from such person, or to cause him to be removed therefrom, as the case may be. Nothing in this section


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shall, or shall be construed to affect in any manner, whatsoever, the validity of any action taken at any meeting of the board of directors. (Amended and reenacted December 7, 1993.)

         Section 3. VACANCIES. Vacancies in the board of directors shall be filled by the other directors in office; and such persons shall hold office until the election of their successor by the members.

         Any director who ceases to be a member or who violates any contract with this association in any particular shall cease to be a member of the board as soon as majority of the board passes a resolution to such effect. The vacancy caused thereby shall be filled by the directors.

         Any member may bring charges against an officer or director by filing them in writing with the secretary of the association, together with a petition signed by ten percent of the members, request the removal of the officer or director in question. The removal shall be voted upon at the next regular or special meeting of the association, and, by a vote of a majority of the members, the association may remove the officer or director and fill the vacancy. The director or officer against whom such charges have been brought, shall be informed in writing of the charges previous to the meeting and shall have an opportunity at the meeting to be heard in person or by counsel and to present witnesses; and the person or persons bringing the charges against him shall have the same opportunity.

         Section 4. FIRST MEETING OF DIRECTORS. Within 24 hours after each election of directors, the newly elected directors shall hold a special, reorganizational meeting to elect a chairman, a vice chairman, a secretary and a treasurer, and any or all other officers, agents or employees of the association. (Amended and reenacted December 10, 1991.)

         Section 5. REGULAR MEETINGS. In addition to the special meetings mentioned, a regular meeting of the board of directors shall be held at the offices of the association or at such time and place as the board may direct, but at least once a month.

         Section 6. SPECIAL MEETINGS. A special meeting of the board of directors shall be held whenever called by the chairman or by a majority of the directors. Any and all business may be transacted at a


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special meeting. Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the secretary, and shall state the time and place of such meeting.

         Section 7. NOTICE OF REGULAR OR SPECIAL MEETINGS. Notice of regular or special meetings of the directors shall be mailed to each director at least three days prior to the time set for the meeting. Provided, however, that one day, but not less than 24 hours notice shall be sufficient if notice is given by telephone or in person to the directors.

         Section 8. QUORUM. Seven directors shall constitute a quorum of the board at all meetings and the affirmative vote of at least a majority of the directors present and voting shall be necessary to pass any resolution or authorize any corporate act.

         Section 9. COMPENSATION. Directors shall receive no stated salary for their services as directors, but shall receive such sum per meeting as is determined by the board to be reasonable compensation based on the type and length of meeting attended. Any sum so determined to apply to an upcoming year may be reviewed by the membership of the cooperative at an annual meeting of the members upon proper motion. A director shall be allowed reasonable expenses while engaged in the business of the cooperative, to be audited, allowed, and paid as other claims against the cooperative. (Amended and reenacted December 10, 1991.)

         Section 10. ELECTRONIC COMMUNICATIONS. A meeting of the board of directors may be conducted by:

         (a.) A conference among directors using any means of communication through which the directors may simultaneously hear each other during the conference constitutes a meeting of the board of directors, if the same notice is given of the conference as would be required by Article IV, Section 7 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in meeting by that means constitutes presence in person at the meeting; or


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         (b.)     Any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. (Enacted December 5, 1995.)

                                    ARTICLE V
                               POWERS OF DIRECTORS

         The directors shall have the power:

         1. To call a special meeting of the members when they deem it necessary; and they shall call a meeting at any time upon the written request of one-fifth (1/5) of the members. (Amended and reenacted December 4, 1989.)

         2. To appoint and remove, at pleasure, all officers, agents and employees of the association, prescribe their duties, fix their compensation and require from them, if advisable, security for faithful service.

         3. To select one or more banks to act as depository of the funds of the association and determine the manner of receiving, depositing and disbursing the funds and the form of checks and the person or persons by whom shall be signed, with power to change such banks and the person or persons signing said checks and the form thereof at will;

         4. To conduct, manage and control the affairs and business of the association and to make rules and regulations for the guidance of the officers and management of its affairs.

         5. To make and enter into agreements with processors, brokers, or others for the sale or consignment of sugar or other products grown by members of the association; to make and enter into agreements with any processors, brokers, or others for the packaging of sugar or other products grown by the members of the association for the sale of sugar or other products grown by the members of the association.


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         6.       To carry out the crop contracts of the association and members in every way advantageous to the association, representing the members collectively.

         7. To settle, in the name of its members, any claims for damages, which may occur to the products in transit.

                                   ARTICLE VI
                               DUTIES OF DIRECTORS

         It shall be the duty of the board of directors:

         1. To keep a complete record of all its acts and of the proceedings of its meetings, and to present a full statement at the regular meetings of the members, showing in detail the condition of the affairs of the association.

         2. To supervise all officers, agents and employees, and see that their duties are properly performed, and to cause to be issued appropriate certificates of membership.

         3. To install such a system of bookkeeping and auditing that each member may know and be advised from time to time fully concerning the receipts and disbursements of the association.

                                   ARTICLE VII
                                    OFFICERS

         The officers of the association shall be a chairman, vice chairman, secretary and treasurer who shall be elected from the board of directors, together with a president, one or more vice presidents, and any other administrative officers who need not be directors or stockholders, which the board of directors may see fit in its discretion to provide for by resolution entered upon its minutes.

                                  ARTICLE VIII
                                  THE CHAIRMAN

         If at any time the chairman shall be unable to act, the vice chairman shall take his place and perform his duties; and if the vice chairman shall be unable to act, the board shall appoint a director to do so. The chairman or such vice chairman or director:


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         1.       Shall preside over all meetings of the members and directors.

         2. Shall sign, as chairman, all certificates of membership, and all contracts and instruments that have been first approved by the board of directors.

         3. Shall call the directors together whenever he deems it necessary, and shall have, subject to the advice of the directors, direction of the affairs of the association and generally shall discharge such other duties as may be required of him by these bylaws or by the board.

                                   ARTICLE IX
                                    SECRETARY

         It shall be the duty of the secretary:

         1. To keep record of the proceedings of the meetings of the board of directors and of the members.

         2. To keep the corporate seal and the book of blank membership certificates and countersign all certificates issued and affix said corporate seal to all papers requiring a seal.

         3. To keep a proper membership book, showing the name of each member of the association, the number of his membership certificate, the date of issuance, surrender, cancellation, forfeiture or transfer.

         4.       To execute and sign contract, notes, papers and documents.

         5. To discharge such other duties as pertain to his office or may be prescribed by the board of directors.

                                    ARTICLE X
                                    TREASURER

         It shall be the duty of the treasurer:

         1. To receive and deposit all funds of the association, to be paid out only on checks drawn as herein before provided, and account for all receipts, disbursements and balance on hand.

         2. To furnish a bond in such form and in such amount as to the board of directors may from time to time require.


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         3.       To discharge such other duties as pertain to his office or may be prescribed by the board of directors.

                                   ARTICLE XI
                         EXECUTIVE OR ADVISORY COMMITTEE

         The board of directors may appoint an executive or advisory committee from among its members, determine the number of its members and tenure of office and its powers and duties. The chairman and vice chairman shall be a member of such executive or advisory committee.

                                   ARTICLE XII
                               AUDITING COMMITTEE

         The board of directors may appoint an auditing committee from among its members, determine the number of its members and its tenure of office. The board may prescribe rules and regulations with reference to the manner and form in which claims shall be presented against the association and the manner of auditing the same, and in lieu of such action by the board, the auditing committee may prescribe rules and regulations with reference to its meetings and procedure.

                                  ARTICLE XIII
                                BOOKS AND PAPERS

         The books and such papers as may be placed on file by vote of the members or directors shall at all times in business hours be subject to the inspection of the board and of any member of the association, or his representative, duly authorized in writing.

         The board of directors shall cause to be sent to all the members of this association, not later than 120 days after the close of the fiscal or calendar year, an annual report of the operations of the association. Such annual report shall include a balance sheet as of the closing date. Such financial statement shall be prepared in a form sanctioned by sound accounting practices and approved by a duly certified public accountant.


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                                   ARTICLE XIV
                                     PROXIES

         THIS ARTICLE HAS BEEN REPEALED.

                                   ARTICLE XV
                                 BORROWING MONEY

         The association shall have the power to borrow money in such amounts and upon such terms and conditions as may from time to time seem to the board of directors advisable or necessary, by a two-thirds (2/3) vote of all the directors.

                                   ARTICLE XVI
                               STOCK CERTIFICATES

         Section 1. COMMON STOCK. Each certificate of common stock shall have the following statement printed on its face: "The common stock of the association may be purchased, owned, and/or held only by producers who shall patronize the association in accordance with uniform terms and conditions prescribed thereby and only such persons shall be regarded as eligible members of the association. In the event the board of directors shall find following a hearing that any of the common stock has come into the hands of any person who is not an eligible member, or that the holder thereof has ceased to be an eligible member, or shall have failed to patronize this cooperative for a period of 12 consecutive calendar months, or shall have intentionally or repeatedly violated any bylaws or shall have breached any contract between him and this cooperative, or shall have willfully obstructed any purpose or proper activity of this cooperative, then in any such event, the board of directors shall in its discretion recall all common stock owned by such member, and the cooperative shall refund to him the par value or book value of such stock, whichever is lesser, and such refund shall be made in cash. Each eligible holder of common stock shall be entitled to only one vote in any meeting of the stockholders, regardless of the number of shares of stock owned by him. This association shall have a lien on all of its issued common stock for all indebtedness of the holders thereof to the association. Such stock is also subject to all


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the other terms and conditions now or hereafter contained in the articles of incorporation or bylaws of this association."

         Section 2. PREFERRED STOCK. Each certificate of preferred stock of this association shall have the following statement printed on its face:

         "The preferred stock of this association shall carry no voting rights and may be transferred only on the books of the association; and may be redeemed in whole or in part on a pro rata basis at par at any time on 30 day's notice by the association, provided said stock is redeemed in the same order as originally issued by years, and on failure to deliver the certificate or certificates evidencing any such stock the association may cancel the same on its books. Stock that has been redeemed may, in the discretion of the board of directors, be reissued or retired. All such preferred stock so redeemed shall be paid for in cash at the par value thereof. This association shall have a lien on all of its issued preferred stock for all indebtedness of the holders thereof to the association. Upon dissolution or distribution of the assets of the association, the holders of all preferred stock shall be entitled to receive the par value of their stock, before any distribution is made on the common stock."

         "In the event that the board of directors of the association shall find, following a hearing, that any of the preferred stock of this association has come into the hands of any person who is not eligible for membership, or that the holder thereof has ceased to be an eligible member, or that such holder has not, for a period of one year, marketed through the association the products covered by a marketing agreement or agreements with it, or has not otherwise patronized the association, such holder shall have no rights or privileges on account of such stock, or voice in the management or affairs of the association other than the right to participate in accordance with law in case of dissolution. The association shall have the right, at its option, (a) to purchase such stock at its book or par value, whichever is less, as determined by the board of directors of the association; or (b) to require the transfer of any such stock at such book or par value, to any person eligible to hold it."


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                                  ARTICLE XVII
                                     MEMBERS

         QUALIFICATIONS. Membership in this association shall be limited to producers (a) who reside within 30 miles of a Minn-Dak Farmers Cooperative piler; (b) who patronize the association in accordance with uniform terms and conditions prescribed by it, and (c) who have been approved by the board of directors. "Member-Producer" shall mean and include persons (natural or corporate) actively engaged in the production of sugarbeets, or other agricultural products, within 30 miles of a Minn-Dak Farmers Cooperative piler including tenants of land used for the production of any such products. It shall also mean owners of such land within 30 miles of a Minn-Dak Farmers Cooperative piler who receive as rent therefor part of any such products of such land, and cooperative associations (corporate or otherwise) of such member-producers.

                                  ARTICLE XVIII

         AMENDMENTS TO BY-LAWS. The bylaws of the cooperative may be altered, amended, rescinded or added to by the vote of majority of the members present at a special meeting convened for such purpose or at a regular meeting, but the notice of the special or regular meeting must set forth fully and clearly the proposed alteration, amendment, rescission or addition.

                                   ARTICLE XIX
                                     LOSSES

         To the extent that there is a loss resulting from the business operations of the cooperative in any one year, the cooperative shall act in such a manner as to first recoup the loss from those patrons who were patrons in the year in which the loss occurred. This section shall not be administered in such a way as to preclude the Association from availing itself of the right to carry back or carry forward net operating losses to past or future years.


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                                   ARTICLE XX
                               DIVISION OF PROFITS

         That the proceeds of sales, less necessary expenses, shall be allocated or distributed to the patron members on the basis of either the quantity or value of the products furnished by them. The cooperative shall allocate or distribute its profits from marketing and purchasing among its patron members on the basis of either the quantity or the value of the products furnished or purchased by them.

                                   ARTICLE XXI
                                PATRONAGE REFUNDS

         Section 1. NET INCOME. The net income of this corporation determined in accordance with generally accepted accounting principals consistently applied, shall be distributed annually on the basis of dollar value of patronage, in cash or in the form of credits in a patronage credit account set up on the books of the corporation. Distribution of patronage shall be made as soon as practicable after the close of each fiscal year and written notice thereof shall be sent to each shareholder showing the total amount of distribution made to him and the manner of such distribution setting forth the amount distributed in cash and in credits.

         Section 2. CASH AND PATRONAGE DISTRIBUTION. The corporation may distribute to its shareholders, in cash, a percentage of the patronage dividends to which each individual shareholder is entitled. Such percentage to be determined by action of the board of directors. The board of directors shall have the power to determine whether a patronage credit will be "qualified written notice of allocation" or a "non-qualified written notice of allocation".

         Section 3. CONSENT BYLAW. Each shareholder of this corporation shall, by the act of continuing as a shareholder, and by that act alone, consent that the amount of any distribution with respect to the patronage of this corporation which are made in written notices of allocations (as defined in 26 U.S.C. 1388, Internal Revenue Code) and which are received by him from the corporation, will be taken into account by him at the stated dollar amount in the manner provided in 26


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U.S.C. 1385 in the taxable year in which such written notices of allocation are received by him.

         Section 4. RETIREMENT OF PATRONAGE CREDITS. Whenever in the discretion of the board of directors, the capital represented by patronage credits is found to be in excess of the amount needed for the operation of the business, such excess may be distributed in cash; and when paid in cash, it shall be the policy to pay the oldest outstanding patronage credits first. At the discretion of the board of directors, a shareholder's credits may be paid in cash in other than the regular order when such credits are carried on the books of the corporation in the name of a deceased person, or when earlier payments of individual amounts will facilitate the corporation's records, aims, purposes and good will. Patronage credits shall be redeemed only when such redemption is not in violation of any loan agreements entered into by the corporation.

         Section 5. TRANSFER OF CREDITS. Patronage credits shall not be transferred except with the approval and consent of the board of directors.

                                  ARTICLE XXII
                              NON-PATRONAGE INCOME

         Section 1. UNIT RETAIN. The corporation may require investment in its capital in addition to the investments from retained patronage. These investments shall be direct capital investments from a retain on a per unit basis of the products purchased from its common shareholders. The unit retention, if required, shall be made on all products delivered, in the same amount per unit and shall at no time become a part of net income available for patronage. Each shareholder, by continuing to be such, agrees that he will invest in capital of this corporation as prescribed in this article. Such investments shall be accounted for separately in a unit retention account set up on the books of the corporation.

         Section 2. INCOME TAX TREATMENT. The board of directors shall have the power to determine whether such unit retain shall be a "qualified per unit retain" or a "non-qualified per unit retain". In the event that the board of directors determine that such unit retains


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are to be a "qualified per unit retain", such shareholder of this corporation by the act of continuing as a shareholder and by that act alone agrees that the amount of any unit retain charged him as provided in this article will be taken into account by him at its stated dollar amount in the manner provided in 27 U.S.C. 1385 and will be reported by him in his income tax returns for the taxable year in which written notice of such retention is received by him. The purpose of this consent by-laws is to make such unit retain a "qualified per unit retain" within the meaning of the United States Internal Revenue Code.

         Section 3. RETIREMENT OF UNIT RETENTION CAPITAL. Whenever in the discretion of the board of directors the capital represented by the unit retention capital investment is found to be in excess of the amount needed for the operation of the business and the service of its debts, then it shall distribute such excess in cash, and when paid in cash it shall be the policy to pay the oldest outstanding unit retention capital investment first. At the discretion of the board of directors, unit retention capital investment may be paid in cash in other than the regular order when such credits are carried on the books of the corporation in the name of a deceased person, or when earlier payment of other individual amounts will facilitate the corporation's records, aims, purposes and good will. Unit retention capital investments shall be redeemed only when such redemption is not in violation of any loan agreements entered into by the corporation.

         Section 4. TRANSFER OF RETENTION CAPITAL. Unit retention capital investments shall not be transferred except with the approval and consent of the board of directors.

                                  ARTICLE XXIII
                              NON-PATRONAGE INCOME

         All amounts received by the corporation from non-patronage sources, in excess of costs and expenses related to such non-patronage sources or net income derived from business done by persons who are not common shareholders, net of taxes thereon, shall become property of the corporation.


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                                  ARTICLE XXIV
                     INDEMNIFICATION OF DIRECTOR OR OFFICER

         Section 1. INDEMNIFICATION OF DIRECTOR OR OFFICER. The corporation shall indemnify every Director or Officer, their heirs, executors and administrators, against expenses reasonably incurred by him or her in connection with any action, suit or proceedings to which he or she may be made a party by reason of his or her being or having been a Director or Officer of the corporation, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by council that the person to be indemnified did not commit such a breach of duty.

                                   ARTICLE XXV
                   TRANSFER OR SALE OF MEMBER EQUITY OR STOCK

         Section 1. From and after December 8, 1987 the board of directors shall at the option of the member permit the sale of a member's stock in the cooperative without the transfer of the member's accumulated patronage credits and unit retention capital. It is the declared policy of the cooperative that after such a sale the purchaser must assume any and all obligations of the seller to the cooperative in relation to the stock purchased.

                                  ARTICLE XXVI
                                 SUGAR BEET SEED

         All sugar beet seed to be planted by the Growers must be purchased by the Growers from the Cooperative.